EXHIBIT (a)(5)(iii)


To:  All Marimba Employees
Re: Supplement to Marimba, Inc. Voluntary Option Exchange Program. Please read this message in its entirety.

Dear Marimba Employees:

This letter provides supplemental information to the Offer to Exchange which you should consider in deciding whether to participate in (or modify or withdraw from participation in) the Marimba Voluntary Option Exchange Program. Any terms that are not otherwise defined in this letter shall have the meanings given to them in the Offer to Exchange.

In  deciding   whether  to   participate  in  (or  to  modify  or  withdraw from
participation in) the Voluntary Option Exchange Program, please consider the financial information attached to this e-mail letter in making your decision. The financial information attached to this e-mail letter supplements the information provided in the Offer to Exchange.

Additionally, Section 17 ("Miscellaneous") of the Offer to Exchange is hereby amended to remove references to forward-looking statements "within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended," due to the fact that these sections do no apply to forward-looking statements made in connection with a tender offer such as the Marimba Voluntary Option Exchange Program. The relevant paragraph of Section 17 now reads as follows (with the amended text italicized):

     "This offer to exchange and our SEC reports referred to above contain forward-looking statements that involve risks and uncertainties. The statements contained in this offer to exchange that are not purely historical are forward-looking statements. When used in this offer to exchange, words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential", "intend", "continue" and similar expressions, are intended to identify forward-looking statements. These forward-looking statements might include, without limitation, projections of our future financial performance, our anticipated growth and anticipated trends in our businesses; the features, benefits and advantages of our products; the development of new products, enhancements or technologies; business and sales strategies; developments in our target markets; matters relating to distribution channels, proprietary rights, facilities needs, competition and litigation; future gross margins and operating expense levels; and capital needs. These statements reflect the current views of Marimba or its management with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements in fiscal 2001 and beyond could differ materially from those expressed in, or implied by, these forward-looking statements. The documents filed by us with the SEC, including our annual report on Form 10-K filed on March 28, 2001, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include our limited operating history, history of losses, significant expected increases in operating expenses, fluctuations in operating results and lack of significant backlog, and risks related to managing our growth and expansion. Other important risks include delays or difficulties in development, deployment, and implementation of our products, failure to achieve market acceptance of our products, dependence on a limited number of products and customers for substantial portions of our revenues, pricing and market-share competition, international uncertainties, intellectual property issues, our long sales cycle, difficulties in attracting and retaining key personnel, reliance on third-party distribution relationships and third party software and applications, and other factors beyond our control. You should not regard the inclusion of forward-looking information as a representation by us or any other person that the future events, plans or expectations contemplated by us will be achieved. Marimba undertakes no obligation to release publicly any updates or revisions to any forward-looking statements that may reflect events or circumstances occurring after the date of this offer to exchange."

Lastly, please be aware that in order to participate in (or modify or withdraw from participation in) the Voluntary Option Exchange Program, you must complete, sign and fax or deliver to Julie Phan, our Stock Administrator, a copy of the participation form (or additional participation form or withdrawal notice) by 5:00 p.m., Pacific Time, on May 25, 2001. If you have any questions, please contact me or Julie Phan.

Regards,

Jonathan

Jonathan Schoonmaker
Vice President, Human Resources
Marimba, Inc.

E-MAIL ATTACHMENT:

Set forth below is a selected summary of our financial information. The selected historical statement of operations data for the years ended December, 1999 and 2000 and the selected historical balance sheet data as of December 31, 2000 have been derived from the consolidated financial statements included in our annual report on Form 10-K for the year ended December, 2000 that have been audited by Ernst & Young LLP, independent public accountants. The selected historical statement of operations data for the three months ended March 31, 2000 and March 31, 2001, and the selected historical balance sheet data as of March 31, 2001, which are included in Marimba's quarterly report on Form 10-Q for the quarter ended March 31, 2001, are unaudited, but include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The information presented below should be read together with our consolidated financial statements and related notes. We have presented the following data in thousands, except per share amounts.


                                         CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
                                              (in thousands, except per share amounts)

                                                                                 Year Ended                   Three Months Ended
                                                                                 December 31,                       March 31,
                                                                           ------------------------        ------------------------
                                                                             2000            1999           2001              2000
                                                                           --------        --------        --------        --------
                                                                                                                   (unaudited)
Revenues:
     License .......................................................       $ 31,329        $ 23,637        $  6,983        $  8,061
     Service .......................................................         12,718           7,776           4,021           2,506
                                                                           --------        --------        --------        --------
         Total revenues ............................................         44,047          31,413          11,004          10,567
Cost of revenues:
     License .......................................................            681             402             123             132
     Service .......................................................          4,256           3,036           1,865             891
                                                                           --------        --------        --------        --------
         Total cost of revenues ....................................          4,937           3,438           1,988           1,023
                                                                           --------        --------        --------        --------
     Gross profit ..................................................         39,110          27,975           9,016           9,544
Operating Expenses:
     Research and development ......................................         11,114           8,497           3,255           2,542
     Sales and marketing ...........................................         27,758          19,625           8,869           6,915
     General and administrative ....................................         12,570           5,066           2,126           1,346
     Amortization of deferred compensation .........................          1,702           1,410             592             336
                                                                           --------        --------        --------        --------
         Total operating expenses ..................................         53,144          34,598          14,842          11,139
                                                                           --------        --------        --------        --------
     Loss from operations ..........................................        (14,034)         (6,623)         (5,826)         (1,595)
Interest income, net ...............................................          4,571           2,506           1,031           1,055
                                                                           --------        --------        --------        --------
Loss before income taxes ...........................................         (9,493)         (4,117)         (4,795)           (540)
Provision for income taxes .........................................            179              97              21             119
                                                                           --------        --------        --------        --------
Net loss ...........................................................       $ (9,672)       $ (4,214)       $ (4,816)       $   (659)
                                                                           ========        ========        ========        ========
Basic and diluted net loss per share ...............................       $  (0.42)       $  (0.22)       $   (.20)       $  (0.03)
                                                                           ========        ========        ========        ========
Weighted average shares of common stock outstanding used
         in computing basic and diluted net loss per share .........         23,200          19,029          23,575          22,994
                                                                           ========        ========        ========        ========

                                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                                           (in thousands)

                                                                              As of December 31,                 As March 31,
                                                                           ------------------------        ------------------------
                                                                             2000            1999            2001             2000
                                                                           --------        --------        --------        --------
ASSETS
Current assets:
     Cash and cash equivalents .....................................       $ 33,122        $ 22,263        $ 36,230        $ 22,286
     Short-term investments ........................................         31,407          42,760          24,709          44,696
     Accounts receivable, net* .....................................         12,500           7,399           7,972          10,554
     Prepaid expenses and other current assets .....................          1,599           1,085             944             724
                                                                           --------        --------        --------        --------
          Total current assets .....................................         78,628          73,507          69,855          78,260
Property and equipment, net ........................................          4,274           2,955           5,310           3,142
Long-term investments ..............................................          4,146          13,989           4,696           9,845
Other assets .......................................................            360              36             360             361
                                                                           --------        --------        --------        --------
                                                                           $ 87,408        $ 90,487        $ 80,221        $ 91,608
                                                                           ========        ========        ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities ......................       $  2,881        $  3,143        $  2,570        $  2,732
     Accrued compensation ..........................................          4,055           3,279           3,758           2,992
    Current portion of capital lease obligations and
         equipment advances ........................................           --                59            --                26
     Deferred revenue ..............................................         13,516          11,319          10,475          13,058
                                                                           --------        --------        --------        --------
          Total current liabilities ................................         20,452          17,800          16,793          18,808
Long-term portion of capital lease obligations, advances
         and other long-term liabilities ...........................            153              48             198              48

Stockholders' equity:
     Common stock ..................................................              2               2               2               2
     Additional paid-in capital ....................................         97,222          93,436          97,777          93,645
     Deferred compensation .........................................         (1,882)         (1,680)         (1,290)         (1,087)
     Cumulative translation adjustment .............................            (42)            (22)            (43)            (28)
     Unrealized loss on investments ................................             33            (239)            130            (263)
Accumulated deficit ................................................        (28,530)        (18,858)        (33,346)        (19,517)
                                                                           --------        --------        --------        --------
     Stockholders' equity ..........................................         66,803          72,639          63,230          72,752
                                                                           --------        --------        --------        --------
                                                                           $ 87,408        $ 90,487        $ 80,221        $ 91,608
                                                                           ========        ========        ========        ========


The information set forth on pages 22 through 39 of Marimba's Annual Report on Form 10-K for its fiscal year ended December 31, 2000 and pages 2 through 5 of Marimba's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2000 is incorporated herein by reference and may be inspected at, and copies may be obtained from, the same places and in the same manner as set forth in the Offer to Exchange under "Additional Information."


--------
* Accounts receivable for the periods ended December 31, 2000 and 1999 are net of allowances of $2,315 and $107, respectively.